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                                                                   EXHIBIT 10.23

                               ACCESS AGREEMENT
                       (THE CALIFORNIA SPEEDWAY PROPERTY)

       This ACCESS AGREEMENT ("Agreement") is made and entered into effective as of November 21, 1995 by and among KAISER VENTURES INC. ("Kaiser"), KAISER STEEL LAND DEVELOPMENT, INC. ("Development") and THE CALIFORNIA SPEEDWAY CORPORATION ("TCSC").

                                    RECITALS

       A. Kaiser, PSH Corp., and Penske Speedways Holding Corp. have entered into that certain Organization Agreement dated of even date herewith (the "Organization Agreement"). Pursuant to the terms of the Organization Agreement, certain real property as described on Exhibit "A" attached hereto and incorporated herein by this reference (the "TCS Property") will be transferred to Speedway Development Corporation ("SDC") which corporation will be immediately acquired by TCSC through a series of transactions.

       B. Development is a wholly owned subsidiary of Kaiser and is the owner of certain property west of the San Sevaine Flood Control Channel generally known as the "West End Property" as illustrated on Exhibit "B" attached hereto and incorporated herein by this reference.

       C. There are and will be various points of ingress and egress to the TCS Property. However, the Parties pursuant to this Agreement desire to clarify the access the TCS Property will or may have from its western boundary.

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. CONSTRUCTION OF NAPA STREET. Kaiser hereby agrees to undertake and complete the timely construction of Napa Street in accordance with the Planned Development and Conditions of Development for the TCS Property and the property known as the Speedway Business Park as approved by the San Bernardino County Board of Supervisors on May 2, 1995 and the construction plans of The California Speedway in effect as of the date of this Agreement. The Parties acknowledge and agree that Napa Street will be the principal and may ultimately be the only point of ingress and egress to and from the western border of the TCS Property. Consistent with the foregoing Planned Development and Conditions of Development, upon completion Napa Street will be dedicated to San Bernardino County as a public street and right-of-way. The Parties acknowledge that the cost of the construction of Napa Street and related improvements has been allocated among and shall be paid by Kaiser, Kaiser Steel Land Development, Inc., Inland Empire Resource Recovery, Inc. and TCS in accordance with the formula and sharing arrangement set forth in Schedule 1 attached hereto and incorporated herein by this reference.

       2. GATE 8 ACCESS. Kaiser and Development have granted to TCSC a temporary non-exclusive easement for the benefit of the TCS Property for the use of the existing Gate 8 point of ingress and egress from Etiwanda Boulevard, all as more particularly described in the Grants of Easement (Gate 8 Access), attached hereto as Exhibit "B" and incorporated herein by this reference.

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       3.   ALTERNATIVE ACCESS IF GATE 8 IS NOT AVAILABLE.  If Napa Street is
constructed and there is an abandonment of the existing Gate 8 access by Kaiser and Development due to development of the West End Property, and if there is an internal road system constructed in the West End Property which could reasonably be extended to provide access across the San Sevaine Flood Control Channel to the TCS Property without material disruption to the development of the West End Property, Development agrees that upon TCS's request, Development will grant to TCS one permanent non-exclusive easement for ingress and egress to the TCS Property through the constructed road system in accordance with a route mutually selected by the Parties. TCS shall be responsible for all incremental or special costs associated with extending the constructed road system to the TCS Property, including, but not limited to, the costs of the fair market value of the land (as shall be mutually agreed upon by the Parties) necessary for the land extension, design, permitting, construction and maintenance. If the Parties cannot agree on the fair market value of the land, the determination shall be made by a qualified independent appraiser selected by the Parties, with the Parties sharing the cost of the appraisal.

       4. HAUL ROAD EASEMENT. Kaiser agrees to in good faith seek to provide an easement for the benefit of TCS Property along the haul road that currently originates at San Bernardino Avenue (also known as Fourth Street) and generally parallels the east side of the San Sevaine Flood Control Channel as illustrated on Exhibit "B" attached hereto and incorporated herein by this reference. In the event Kaiser is able to provide such easement and if NAPA Street has been constructed and improved and open for six (6) months, Kaiser shall not be required to provide the Gate 8 easement as described in Paragraph 2 or the alternative access, if available, as described in Paragraph 3 of this Agreement if Kaiser has determined that the redevelopment of its property requires the termination of the Gate 8 easement or the alternative access. The Parties acknowledge that Kaiser is not guaranteeing that ultimately it will be able to provide such "Haul Road" easement but Kaiser will in good faith take reasonable actions to provide such easement. All third party costs to obtain such an easement, such as surveying, recording, legal and other similar fees and costs and all improvements to and maintenance (caused by TCSC or its invitees) of the haul road shall be at the expense of TCSC. Sums associated with environmental remediation activities at the haul road that may be required to provide the easement to TCS shall be the responsibility of Kaiser and the provisions of
(S)9.1, (S)9.4(a) and (S)11.2 of the Organization Agreement shall be applicable to Kaiser's obligations hereunder.

       5. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of the following to occur:

            a. the fiftieth (50th) anniversary of this Agreement, assuming the "Haul Road" easement has not been recorded;

          b. the dedication of Napa Street as a public street and right-of-way which is open for six (6) months, and the grant and recordation of another permanent easement for ingress and egress over the West End Property by Kaiser and/or Development to TCSC, as provided in Paragraph 3;

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          c.      the dedication of Napa Street as a public street and right-of-
way which is open for six (6) months, and the grant and recordation of a permanent easement for ingress and egress along the haul road or a substantially similar route by Kaiser to TCSC, as provided in Paragraph 4;

          d. the dedication of Napa Street as a public street and right-of-way which is open for six (6) months, the termination of the Gate 8 easements as provided in Exhibit "B" hereof, and after Kaiser's good faith efforts, there is no recordation of a permanent haul road easement for the benefit of the TCS Property, as provided in Paragraph 4 prior to the expiration of ten (10) years after the termination of the Gate 8 easements; or

            e.    the mutual written agreement of the Parties hereto.

       6. NOTICE. Any demand, consent or notice required or permitted to be given hereunder shall be in writing, shall be given by personal delivery or by certified U.S. mail, return receipt requested, addressed to Kaiser, Development or to TCSC at their respective addresses given below, and shall be effective on receipt (or if rejected, shall be effective and deemed received on the date of rejection). Either Party may by notice to the other specify a different address in the United States for notice purposes.

IF TO TCSC:            The California Speedway Corporation
                       3633 East Inland Empire Blvd., Suite 850
                       Ontario, CA  91764
                       Attention:  Les Richter

WITH A COPY TO:        Penske Corporation
                       13400 Outer Drive, West
                       Detroit, Michigan  48239
                       Attention:  Lawrence N. Bluth, Esq.

IF TO KAISER:          Kaiser Ventures Inc.
                       3633 East Inland Empire Blvd., Suite 850
                       Ontario, California  91764
                       Attention:  Daniel N. Larson

WITH A COPY TO:        Kaiser Ventures Inc.
                       3633 East Inland Empire Blvd., Suite 850
                       Ontario, California  91764
                       Attention:  Terry L. Cook, Esq.

IF TO DEVELOPMENT      Kaiser Steel Land Development, Inc.
                       3633 East Inland Empire Blvd., Suite 850
                       Ontario, California  91764
                       Attention:  Daniel N. Larson

WITH A COPY TO:        Kaiser Ventures Inc.
                       3633 East Inland Empire Blvd., Suite 850
                       Ontario, California  91764
                       Attention:  Terry L. Cook, Esq.

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       7.   WAIVER.  No failure or delay of a Party in the exercise of a right given hereunder to such Party shall constitute a waiver thereof nor shall any single or partial exercise of any such right constitute a waiver of any other or further exercise thereof, or of any other right. No waiver by Kaiser or TCSC of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach of the same provision.

       8. ATTORNEY'S FEES. In the event there is any dispute concerning the terms of this Agreement, or the performance of any Party pursuant to the terms of this Agreement, and any Party retains counsel for the purpose of enforcing any of the provisions of this Agreement, or asserting the terms of this Agreement in defense of any suit or arbitration proceeding filed against said Party, the prevailing Party in such a dispute shall be entitled to recover, in addition to any other remedy to which such Party may be entitled, all of its reasonable costs and reasonable attorney's fees incurred in connection with the dispute, irrespective of whether or not a lawsuit or arbitration proceeding is actually commenced or prosecuted to conclusion.

       9. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of California.

       10. FURTHER COOPERATION. Each Party shall take such further steps and sign or cause to be signed such further documents or instruments as may be necessary from time-to-time to achieve the purposes of this Agreement.

       11. ENTIRE AGREEMENT; AMENDMENT. This Agreement, the exhibits hereto and the Organization Agreement state the entire agreement and understanding of the subject of this Agreement and supersedes all prior understanding and agreement, if any. This Agreement may not be amended or modified except by a subsequent written document executed by the Parties. In the event of a conflict between this Agreement and the Organization Agreement, the provisions of the Organization Agreement shall prevail. This Agreement shall not be deemed to relieve Kaiser, PSH Corp., or PSHC of their respective responsibilities under the Organization Agreement.

       12. DISPUTE RESOLUTION. If any dispute arises relating to the interpretation or performance of this Agreement which the Parties are unable to resolve between themselves, they agree to use the following as their sole method of resolving the dispute:

          (a) Kaiser and TCSC agree to jointly select a judicial officer who is affiliated with the Judicial Arbitration and Mediation Service, or such other equivalent organization as Kaiser Development and TCSC may mutually select, to act as the trier of fact and judicial officer in such dispute resolution;

          (b) If Kaiser and TCSC are unable to agree upon a particular judicial officer, then the decision shall be made by the chief executive officer of the Judicial Arbitration and Mediation Service, after consulting with Kaiser and TCSC;

          (c) Kaiser and TCSC shall have the same rights of discovery as if the dispute were being resolved in the Superior Court of the State of California. However, the judicial officer

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shall, on his own motion, or the request of either Kaiser or TCSC, have the authority to extend or reduce the time periods therefor; and,

          (d) The judicial officer serving hereunder shall be designated as a referee under the provisions of Title VIII, Chapter 6 of the California Code of Civil Procedure (Sections 638 through 645. 1, inclusive). Payment for the services of the judicial officer and the rights and procedure of appeal, and/or other review of the decision, shall be made as provided in such sections.

       The Parties acknowledge and agree that the aforementioned method of dispute resolution shall relate only to disputes with respect to the interpretation or performance of any provision of this Agreement and shall not apply to the enforcement of any provision with respect to which there is no dispute over interpretation or performance or with respect to which any previous dispute over interpretation or performance has been resolved.

       13. SUCCESSOR AND ASSIGN. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto.

       14. HEADING. The headings used in this Agreement are for convenience and reference only and they shall not be considered a part of this Agreement and shall not affect its interpretation.

       15. CONTEXT. Whenever required by the context, the singular shall include the plural, the plural the singular, and gender shall include such other gender as is appropriate.

       16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of such counterparts shall constitute one and the same instrument.

       IN WITNESS THEREOF, this Access Agreement has been executed as of the date first set forth above.

                                       "KAISER"
                                       KAISER VENTURES INC.


                                       By:  /s/ Daniel N. Larson
                                            -----------------------------------
                                            Daniel N. Larson
                                            President & Chief Executive Officer

                                       "DEVELOPMENT"
                                       KAISER STEEL LAND DEVELOPMENT, INC.


                                       By:  /s/ Daniel N. Larson
                                            -----------------------------------
                                            Daniel N. Larson
                                            President & Chief Executive Officer

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                                       "TCSC"
                                       THE CALIFORNIA SPEEDWAY CORPORATION


                                       By:  /s/ Walter Czarnecki
                                            ------------------------------
                                            Walter P. Czarnecki, President


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